Exhibit 32.1 Certification of President and Chief Executive Officer pursuant to 18 U. S. C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002.

In connection with the Annual Report of Interlink Global Corporation, on Form 10 – KSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof, I, Bill Rodriguez, Chief Financial Officer of the company, certify, pursuant to 18 U. S. C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002, that,

1.	The Report complies with the requirements of Section 13 a or 15 d of the Securities Exchange Act of 1934; and
2.	The information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By /s/Bill Rodriguez

Bill Rodriguez,

President and Chief Executive Officer

December 11, 2008

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